Exhibit 21
LIST OF CONSOLIDATED SUBSIDIARIES OF CAVCO
Chariot Eagle, LLC, a Florida Limited Liability Company
CountryPlace Acceptance Corp., a Nevada Corporation
CountryPlace Acceptance GP, LLC, a Texas Limited Liability Company
CountryPlace Acceptance LP, LLC, a Delaware Limited Liability Company
CountryPlace Funding, Inc., a Delaware Corporation
CountryPlace Holdings, LLC, a Delaware Limited Liability Company
CountryPlace Mortgage, Ltd., a Texas Limited Partnership
CountryPlace Mortgage Holdings, LLC, a Delaware Limited Liability Company
CountryPlace Securitization, LLC, a Delaware Limited Liability Company
CRG Holdings, LLC, a Delaware Limited Liability Company
CRG Mortgage, LLC, a Delaware Limited Liability Company
CRG Real Estate Brokerage, LLC, a Delaware Limited Liability Company
Fairmont Homes, LLC, a Delaware Limited Liability Company
Fleetwood Homes, Inc., a Delaware Corporation
Lexington Homes, Inc., a Mississippi Corporation
Palm Harbor Homes, Inc., a Delaware Corporation
Palm Harbor Insurance Agency of Texas, Inc., a Texas Corporation
Palm Harbor Villages, Inc., a Delaware Corporation
Palm Harbor Villages Real Estate, LLC, a Texas Limited Liability Company
Standard Casualty Company, a Texas Corporation
Standard Insurance Agency, Inc., a Texas Corporation